                          ENGINEERING ANIMATION, INC.

                        1,429,000 Shares of Common Stock

                             Underwriting Agreement


                                                                  June __, 1997

J.P. Morgan Securities Inc.
Cowen & Company
 As Representatives
  of the Several Underwriters
  Listed in Schedule I hereto
c/o J.P. Morgan Securities Inc.
23 Wall Street
New York, New York  10015

Ladies and Gentlemen:

     Engineering Animation, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives") an aggregate of 870,000 shares of common stock, par value $.01 per share, of the Company (the "Underwritten Company Shares") and the Selling Stockholders listed on Schedule II hereto (the "Selling Stockholders") propose to sell to the several Underwriters an aggregate of 559,000 shares of common stock, par value $.01 per share, of the Company (the "Selling Stockholders Underwritten Shares" and together with the Underwritten Company Shares, the "Underwritten Shares"), and for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, at the option of the Underwriters, the Company proposes to sell to the several Underwriters up to an additional 130,000 shares of common stock, par value $.01 per share, of the Company (the "Company Option Shares") and certain of the Selling Stockholders propose to sell to the Underwriters up to an additional 84,350 shares of common stock, par value $.01 per share, of the Company (the "Selling Stockholders Option Shares" and together with the Company Option Shares, the "Option Shares"). The Underwritten Shares and the
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                                      -2-


Option Shares are herein referred to as the "Shares". The shares of common stock of the Company, $.01 par value per share, is herein referred to as the "Common Stock". The Common Stock, including the Shares, will have attached thereto rights (the "Rights") to purchase one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock for a price of $50.00 per one hundredth of a share.

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement, including a prospectus, relating to the Shares and Rights. The registration statement as amended at the time when it shall become effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement", and the prospectus in the form first used to confirm sales of Shares is referred to in this Agreement as the "Prospectus".

     The Company and each Selling Stockholder hereby agree, severally and not jointly, with the Underwriters as follows:

1. The Company agrees to issue and sell the Underwritten Company Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective number of Underwritten Company Shares set forth opposite such Underwriter's name in Schedule I hereto at a purchase price per share (the "Purchase Price") of $____. In addition, the Company agrees to sell the Company Option Shares to the several Underwriters as hereinafter provided, and the Underwriters on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Company up to an aggregate of 130,000 Company Option Shares at the Purchase Price,
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                                      -3-

for the sole purpose of covering over-allotments (if any) in the sale of Underwritten Shares by the several Underwriters.

     Each Selling Stockholder agrees to sell to the several Underwriters as hereinafter provided the number of Selling Stockholders Underwritten Shares set forth opposite such Selling Stockholder's name in Schedule II hereto, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Selling Stockholders the respective number of Underwritten Selling Stockholders Shares set forth opposite such Underwriter's name in Schedule I hereto at the Purchase Price. In addition, each Selling Stockholder agrees to sell to the several Underwriters as hereinafter provided the number of Selling Stockholders Option Shares set forth opposite such Selling Stockholder's name in Schedule II hereto, and the Underwriters on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Selling Stockholders up to an aggregate of 84,350 Selling Stockholders Option Shares at the Purchase Price, for the sole purpose of covering over-allotments (if any) in the sale of Underwritten Shares by the several Underwriters.

     If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the aggregate number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in
Section 11 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company and the Selling Stockholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make. If any Option Shares are to be purchased, the number of Option Shares to be sold by the Company and by each Selling Stockholder shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as, in the case of the Company, the number of Company Option Shares, and in the case of each Selling Stockholder, the number of Selling Stockholders Option Shares set forth opposite
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                                      -4-

the name of such Selling Stockholder in Schedule II hereto, bears to the aggregate number of Option Shares being offered by the Company and the Selling Stockholders, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make and further subject, in the case of the Company, to the maximum number of Company Option Shares and, in the case of each Selling Stockholder, to the number of Selling Stockholders Option Shares set forth opposite the name of such Selling Stockholder in Schedule II hereto.

     The Underwriters may exercise the option to purchase the Option Shares at any time (but no more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company and to each Selling Stockholder. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

     2. The Company and the Selling Stockholders understand that the Underwriters intend (i) to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     3. Payment for the Company Underwritten Shares and the Company Option Shares, if any, shall be made to the Company or to its order and payment for the Selling Stockholders Underwritten Shares and the Selling Stockholders Option Shares, if any, shall be made to each Selling Stockholder or to its order, in each case, by wire transfer of immediately available funds at the office of Gardner, Carton & Douglas, 32 North Clark Street, Suite 3200, Chicago, Illinois 60610 at 9:00 A.M., Chicago time, in the case of the Underwritten Shares, on June __, 1997, or at such
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                                      -5-

other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives, the Company and the Selling Stockholders may agree upon in writing or, in the case of the Option Shares, on the date and time specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares are referred to herein as the Closing Date and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the Additional Closing Date. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

     Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Company or the Selling Stockholders, as the case may be. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of J.P. Morgan Securities, Inc., 60 Wall Street, New York, New York not later than 12:00 noon, New York time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

     4.   The Company represents and warrants to each Underwriter that:

          (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to
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                                      -6-

     make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

          (b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended, or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

          (d) the financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations and changes in its cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules
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                                      -7-

     included in the Registration Statement present fairly the information required to be stated therein;

          (e) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus the Company has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company;

          (f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company;

          (g) the Company has no Significant Subsidiaries, as such term is defined in Rule 405 under the Securities Act;

          (h) this Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, except as enforcement thereof may be limited by fraudulent conveyance, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles and except as rights to indemnity and contribution hereunder may be limited by applicable law;

          (i) the capitalization of the Company is as set forth in the Registration Statement and the Prospectus under the caption
     "Capitalization"; the authorized capital stock of
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                                      -8-

     the Company conforms as to legal matters to the description thereof set forth in the Registration Statement and the Prospectus, and all of the outstanding shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders to the Underwriters hereunder, have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any preemptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options;

          (j) the Shares to be issued and sold by the Company hereunder have been duly authorized, and, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar right;

          (k) the Rights attached or to be attached, as the case may be, to the Shares have been duly authorized and, when the Shares have been duly and validly issued in accordance with the terms with this Agreement will have been validly issued;

          (l) the Company is not, or with the giving of notice or lapse of time or both would not be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company; the issue and sale of the Shares and the performance by the Company of its obligations under this Agreement and the consummation of the
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                                      -9-

     transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

          (m) other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is or may be a party or to which any property of the Company is or may be the subject which, if determined adversely to the Company, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

          (n) the Company has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company;

          (o) no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

          (p) no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares;

          (q) the Company owns or possesses, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by it in connection with the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a any material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company; and

          (r) the Company is not, and after completion of the sale of the Shares contemplated hereby, will not be, an
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                                      -11-

     "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     5. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter that:

          (a) the execution and delivery of this Agreement, the sale of such Selling Stockholders Underwritten Shares and Selling Stockholders Option Shares and the performance by such Selling Stockholder of its obligations under this Agreement, and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject;

          (b) such Selling Stockholder has and will have at the Closing Date and the Additional Closing Date good and marketable title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity other than pursuant to this Agreement; such Selling Stockholder has full right, power and authority to sell, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and upon delivery of the Shares to be sold by such Selling Stockholder hereunder and payment of the Purchase Price therefor as herein contemplated, each of the Underwriters will receive good and marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien security interest, encumbrance, claim or equity;

          (c) such Selling Stockholder has duly executed and delivered in the form heretofore furnished to the

     Underwriters a Power of Attorney with [Matthew M. Rizai] and [Martin J. Vanderploeg], as attorneys-in-fact (each, an "Attorney-in-Fact"), and a Custody Agreement with [First Chicago Trust Company of New York], as custodian (the "Custodian") and such agreements are valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their terms; the Attorneys-in-Fact, or either of them, are authorized to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the Purchase Price to be paid by the Underwriters to such Selling Stockholder within the limits, if any, specified in the Power of Attorney, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement;

          (d) all authorizations, approvals and consents necessary for the execution and delivery by such Selling Stockholder of the Power of Attorney and the Custody Agreement, the execution and delivery by or on behalf of such Selling Stockholder of this Agreement, and the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder (except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act and the state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters) have been obtained and are in full force and effect; and such Selling Stockholder has the full right, power and authority to enter into this Agreement and such Power of Attorney and Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder;

          (e) all information furnished to the Company by such Selling Stockholder or on such Selling Stockholder's behalf for use in connection with the preparation of the Registration Statement and Prospectus (including, without limiting the generality of the foregoing, all representations and warranties of such Selling Stockholder in the Power of Attorney) is true and correct and does not omit to state any material fact necessary to be stated therein in order to make such information not misleading;

          (f) such Selling Stockholder has no reason to believe that any of the representations and warranties of the Company set forth in Section 4 of this Agreement is or will be untrue or inaccurate in any material respect;

          (g) such Selling Stockholder is not prompted to sell the Shares to be sold by such Selling Stockholder hereunder by any information concerning the Company which is not set forth in the preliminary prospectus;

          (h) such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (i) certificates in negotiable form for all Shares to be sold hereunder by such Selling Stockholder have been placed in custody with the Custodian for the purpose of effecting delivery hereunder; and

          (j) any statements in the Registration Statement and the Prospectus, insofar as they relate to such Selling Stockholder, do not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     6. The Company covenants and agrees with the several Underwriters as follows:

          (a) to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act;

          (b) to deliver, at the expense of the Company, to the Representatives three signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement

     (as originally filed) and each amendment thereto, in each case without exhibits and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request;

          (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

          (d) to advise the Representatives promptly, and to confirm such advice in writing (i) when the Registration Statement shall become effective, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

          (e) if, during such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (f) to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares and to pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred in connection with such qualification; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction;

          (g) to make generally available to its security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

          (h) so long as the Shares are outstanding, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

          (i) for a period of 180 days after the date of the initial public offering of the Shares not to (i) offer, sell, contract to sell or otherwise dispose of any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for shares of Common Stock of the Company without the prior written consent of the Representatives, other than the Shares to be sold hereunder and any shares of common stock of the Company issued upon the exercise of options granted under existing employee stock option plans or (ii) file a registration statement with the Commission relating to shares of Common Stock of the Company issuable upon exercise or exchange of securities convertible into shares of Common Stock of the Company, in either case without the prior written consent of the Representatives;

          (j) to not take, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares;

          (k) to use its best efforts to have the shares of Common Stock which it agrees to sell under this Agreement listed, subject to notice of issuance, on the Nasdaq National Market;

          (l) to use the net proceeds for the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus under "Use of Proceeds"; and

          (m) to pay all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution and delivery of the Shares, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto),
     (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representatives may designate (including reasonable fees and disbursements of counsel for the Underwriters), (iv) in connection with the listing of the Shares on any stock exchange, (v) related to the filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc. (including the reasonable fees and disbursements of counsel for the Underwriters) and (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided.

     The provisions of this paragraph (m) shall not affect any agreement which the Company and any of the Selling Stockholders may make for the allocation or sharing of such expenses and costs.

     7. (a) Each Selling Stockholder, severally and not jointly, covenants and agrees (except James Bernard, who covenants and agrees with respect to each of the following except Section 7(a) (v) (B)) with the several Underwriters as follows:

               (i) to cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time;

               (ii) to pay all federal and other taxes, if any, on the transfer or sale of the Shares being sold by the Selling Stockholder to the Underwriters;

               (iii) to do or perform all things required to be done or performed by such Selling Stockholder prior to the Closing Date or any Additional Closing Date, as the case may be, to satisfy all conditions precedent to the delivery of the Shares by such Selling Stockholder pursuant to this Agreement;

               (iv) not to not take, directly or indirectly, any action designed to or that might reasonably be expected to case or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares; and

               (v) to advise the Representatives promptly, and if requested by any Representative, will confirm such advice in writing during any period during which an Underwriter is required to deliver a Prospectus in connection with the offering contemplated hereby, of (A) any change in the Company's general affairs, business, prospects, management, financial position, stockholders' equity or results of operations or of any change in the information relating to such Selling Stockholder, or (B) the happening of any event, which change or event makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus in order to comply with the Securities Act or any other law; and

          (b) Matthew M. Rizai, Martin J. Vanderploeg, Jeff D. Trom and Jay E. Shannan, each a Selling Stockholder, severally and not jointly, covenants and agrees with the several Underwriters for a period of 180 days after the date of the initial public offering of the Shares not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for shares of Common Stock of the Company without the prior written consent of the Representatives, other than the Shares to be sold hereunder.

     8. The several obligations of the Underwriters hereunder to purchase the Underwritten Shares are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information shall have been complied with to the satisfaction of the Representatives;

          (b) the representations and warranties of the Company and of each Selling Stockholder contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and each of the Company and each Selling Stockholder shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

          (c) since the respective dates as of which information is given in the Prospectus there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

          (d) the Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company satisfactory to the Representatives to the effect set forth in subsections (a) and (b) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company from that set forth or contemplated in the Registration Statement;

          (e) the Representatives shall have received on and as of the Closing Date a certificate of [Matthew M. Rizai] or [Martin J. Vanderploeg], as Attorney-in-Fact for the Selling Stockholders, to the effect that the representations and warranties of each Selling Stockholder contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and each Selling Stockholder shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

          (f) Gardner, Carton & Douglas, special counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

               (ii) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company;

               (iii) the Company has no Significant Subsidiaries, as such term is defined in Rule 405 under the Securities Act;

               (iv) other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the best of such counsel's knowledge, threatened to which the Company is or may be a party or to which any property of the Company is or may be the subject which, if determined adversely to the Company, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

               (v) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement to the Company, except as enforcement thereof may be limited by fraudulent conveyance, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles and except as rights to indemnity and contribution hereunder may be limited by applicable law;

               (vi) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

               (vii) the shares of capital stock of the Company outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

               (viii) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when delivered to and paid for the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive or similar rights;

               (ix) the Rights attached or to be attached to the Shares,as the case may be, have been duly authorized and, when the Shares have been duly and validly issued in accordance with the terms with this Agreement, will have been validly issued;

               (x) the Company is not, or with the giving of notice or lapse of time or both would not be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company; the issue and sale of the Shares and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

               (xi) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

               (xii) the statements in the Prospectus under "Proprietary Rights," "Facilities," "Legal Proceedings," "Description of Capital Stock" and "Underwriting", and in the Registration Statement in

          Items 14 and 15, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings;

               (xiii) the Company is not, and after completion of the sale of the Shares contemplated hereby, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

               (xiv) such counsel (A) is of the opinion that the Registration Statement and the Prospectus and any amendments and supplements thereto (except for the financial statements included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and (B) believes that (except for the financial statements included therein as to which such counsel need express no belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinions, such counsel may rely (A) as to matters of law involving the application of the laws of the State of New York upon the assumption that such laws are identical to the laws of the State of Illinois;
(B) as to matters involving the application of laws other than the laws of the United States and the States of New York, Illinois and Delaware, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; (C) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in subparagraph
(xiv) above counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto and review and discussion of the contents thereof but is without independent check or verification except as specified.

          (g) [Gardner, Carton & Douglas], special counsel for the Selling Stockholders, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

               (i) this Agreement, the Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by or on behalf of each Selling Stockholder and are valid and binding agreements of each Selling Stockholder enforceable against each Selling Stockholder in accordance with their terms;

               (ii) to the knowledge of such counsel, the Selling Stockholders have full right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver good and marketable title to Shares which the Selling Stockholders have agreed to sell pursuant to this Agreement;

               (iii) the execution and delivery of this Agreement, the Power of Attorney and Custody Agreement by the Selling Stockholders and the consummation of the transactions contemplated hereby and thereby will not conflict with, violate, result in a breach of or constitute a default under the terms or provisions of any agreement, indenture, mortgage or other instrument known to such counsel to which any Selling Stockholder is a party or by which any of them or any of their assets or property is bound, or any court order or decree or any law, rule or regulation known by such counsel to be applicable to any Selling Stockholder or to any of the property or assets of any Selling Stockholder; and

               (iv) to the best of its knowledge and information, each Selling Stockholder has good and marketable title to the Shares to be sold by such Selling Stockholder hereunder and full power, right and authority to sell such Shares, and upon the delivery of and payment for the Shares as herein contemplated, each of the Underwriters will receive good and marketable, title to the Shares purchased by it from such Selling Stockholder, free and clear of any mortgage, pledge, lien, security interest, encumbrance, claim or equity. In rendering such opinion, counsel may assume that the Underwriters are without notice of any defect in the title of such Selling Stockholder to the Shares being purchased from such Selling Stockholder;

          (h) on the Effective Date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also on the Closing Date, Ernst & Young LLP shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

          (i) the Representatives shall have received on and as of the Closing Date an opinion of Mayer, Brown & Platt, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (j) the Shares shall have been approved for listing on the NASDAQ National Market, subject to official notice of issuance; and

          (k) on or prior to the Closing Date the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

     The several obligations of the Underwriters to purchase Option Shares hereunder are subject to satisfaction of the conditions set forth in paragraphs
(a) - (k) above on and as of the Additional Closing Date, except that the certificates called for by paragraph (d) and (e) above, the opinions called for by paragraphs (f), (g) and (i) above and the third letter called for by paragraph (h) above shall be dated the Additional Closing Date.

     9. The Company and each of the Selling Stockholders jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Shares if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Shares to such person.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each of the Selling Stockholders and each person who controls the Company or any of the Selling Stockholders within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc., any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholders shall be designated in writing by a majority of the Selling Stockholders who are Indemnified Parties with respect to such action. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first and second paragraphs of this Section 9 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares set forth opposite their names in Schedule I hereto, and not joint.

     In no event shall any Selling Stockholder's aggregate liability under this
Section 9 be greater than an amount equal to the net proceeds received by such Selling Stockholder from the sale of the Shares offered by such Selling Stockholder pursuant to this Agreement.

     The indemnity and contribution agreements contained in this Section 9 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

     The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company or the Selling Stockholders and (iii) acceptance of and payment for any of the Shares.

     10. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers, Inc., (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Representatives, is material and adverse and which, in the reasonable judgment of the Representatives, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     11. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

     If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any nondefaulting Underwriter, the Company or any Selling Stockholder. In any such case either you or the Company shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     12. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any of the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any of the Selling Stockholders shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company and each of the Selling Stockholders, jointly and severally, agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

     13. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Stockholders, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     14. Any action by the Underwriters hereunder may be taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10015 (facsimile: (212) 648-5830); Attention: Syndicate Department.
Notices to the Company or the Selling Stockholders shall be given them at Engineering Animation, Inc., ISU Research Park, 2321 North Loop Drive, Ames, Iowa 50010 (facsimile: (515) 296-7025); Attention: Jamie A. Wade, General Counsel.

     15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                                 *     *     *

    If the foregoing is in accordance with your understanding, please sign and return six counterparts hereof.

                         Very truly yours,

                         ENGINEERING ANIMATION, INC.


                         By:
                            Title:  Chief Executive Officer and
                                    President


                         Each of the Selling Stockholders
                         Listed on Schedule II hereto



                         By:
                            Attorney-in-Fact



Accepted: June __, 1997

J.P. Morgan Securities Inc.
Cowen & Company

Acting severally on behalf
  of themselves and the
  several Underwriters listed
  in Schedule I hereto.



By:  J.P. Morgan Securities Inc.
Acting on behalf of itself and the
several Underwriters listed in
Schedule I hereto.


By:
   Title: Vice President

                                                                      SCHEDULE I

                                               Number of
                                 Number of       Shares
                                  Shares         To Be
                                   To Be       Purchased
                                 Purchased        from
                                   From       the Selling
                                the Company   Stockholders
Underwriter

J.P. Morgan Securities Inc...

Cowen & Company..............




     Total...................      870,000       559,000

                                                                     SCHEDULE II

                             Number of     Number of
                              Selling       Selling
                            Stockholders  Stockholders
                            Underwritten     Option
                               Shares        Shares
 Selling Stockholder

Matthew M. Rizai.......       146,066        42,175

Martin J. Vanderploeg..       153,934        42,175

Jeff D. Trom...........        66,000             0

Jay E. Shannan.........        24,000             0

Michael Crow...........        11,000             0

James Bernard..........        78,000             0

Matthew and Tonja Rizai
 Charitable Remainder
 Trust.................        18,934             0

Martin Vanderploeg
 Charitable Remainder
 Trust.................        30,000             0

Jeffrey D. Trom
 Charitable Remainder
 Trust.................        30,000             0

Jay and Jill Shannan
 Charitable Remainder
 Trust.................        20,000             0
                              -------        ------

     Total.............       559,000        84,350
                              =======        ======